Exhibit 1.2

AMENDED AND RESTATED
BYLAW NO. 1

A By-Law Relating Generally to the
Transaction of the Business and Affairs

of

HELIX BIOPHARMA CORP.
(the "Corporation")

TABLE OF CONTENTS

Section	Subject	Page

1	INTERPRETATION	1

	1.01 Definitions

2	BUSINESS OF THE CORPORATION	2

	2.01 Registered Office
	2.03 Corporate Seal
	2.04 Financial Year
	2.05 Banking Arrangements
	2.06 Divisions

3	BORROWING AND SECURITIES	3

	3.01 Borrowing Powers
	3.02 Delegation

4	DIRECTORS	4

	4.01 Number of Directors
	4.02 Qualification
	4.03 Election and Term
	4.04 Removal of Directors
	4.05 Vacation of Office
	4.06 Vacancies
	4.07 Action by the Board
	4.08 Canadian Majority of Meeting
	4.09 Meeting by Telephone
	4.10 Place of Meetings
	4.11 Calling of Meetings
	4.12 Notice of Meeting
	4.13 First Meeting of New Board
	4.14 Adjourned Meeting
	4.15 Regular Meetings
	4.16 Chairman
	4.17 Quorum
	4.18 Votes to Govern
	4.19 Conflict of Interest
	4.20 Remuneration and Expenses

5	COMMITTEE	6

	5.01 Committee of the Board
	5.02 Transaction of Business
	5.03 Advisory Bodies
	5.04 Procedure

6	OFFICERS	7

	6.01 Appointment
	6.02 Chairman of the Board
	6.03 President
	6.04 Vice-President
	6.05 Secretary
	6.06 Powers and Duties of Other Officers
	6.07 Variation of Powers and Duties
	6.08 Term of Office
	6.09 Terms of Employment and Remuneration
	6.10 Conflict of Interest
	6.11 Agents and Attorneys

7	PROTECTION OF DIRECTORS, OFFICERS AND OTHERS	8

	7.01 Limitation of Liability
	7.02 Indemnity
	7.03 Insurance

8	SHARES	8

	8.01 Allotment
	8.02 Commissions
	8.03 Registration of Transfer
	8.04 Transfer Agents and Registrars
	8.05 Lien for Indebtedness
	8.06 Non-Recognition of Trusts
	8.07 Share Certificates
	8.08 Replacement of Share Certificates
	8.09 Joint Shareholders
	8.10 Deceased Shareholders

9	DIVIDENDS AND RIGHTS	10

	9.01 Dividends
	9.02 Dividend Cheques
	9.03 Non-receipt of Cheques

10	MEETING OF SHAREHOLDERS	10

	10.01 Annual Meetings
	10.02 Special Meetings
	10.03 Place of Meetings
	10.04 Notice of Meetings
	10.05 Meeting Without Notice
	10.06 Chairman
	10.07 Secretary and Scrutineers
	10.08 Persons Entitled to be Present
	10.09 Quorum
	10.10 Proxy Holders and Representatives
	10.11 Time for Deposit of Proxies
	10.12 Joint Shareholders
	10.13 Votes to Govern
	10.14 Show of Hands
	10.15 Ballots
	10.16 Adjournment
	10.17 Resolution in Writing
	10.18 Only One Shareholder

11	NOTICES	13

	11.01 Record Date
	11.02 Method of Giving Notices
	11.03 Notice to Joint Shareholders
	11.04 Computation of Time
	11.05 Undelivered Notices
	11.06 Omissions and Errors
	11.07 Persons Entitled by Death or Operation of Law
	11.08 Waiver of Notice

12	EFFECTIVE DATE	14

	12.01 Effective Date

AMENDED AND RESTATED
BY-LAW NO. 1
A By-law Relating Generally to the
Transaction of the Business and Affairs of

HELIX BIOPHARMA CORP.
the "Corporation"

Section One
INTERPRETATION

    1.01    Definitions -- In the by-laws of the Corporation, unless the context otherwise requires:

"Act" means the Canada Business Corporations Act, and any statute that may be substituted therefore, as from time to time amended;

"appoint" includes "elect" and vice versa;

"articles" means the articles attached to the Certificate of Amalgamation of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

"cheque" includes a draft;

"Corporation" means the corporation formed by Certificate of Amalgamation dated July 31, 1995 as corporation No.316461-6 under the Act and named Helix BioPharma Corp.;

"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders; "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada) as from time to time amended;

"recorded address" means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation;

"resident Canadian" means an individual who is:

(a)	a Canadian citizen ordinarily resident in Canada;

(b)	a Canadian citizen not ordinarily resident in Canada who is a member of a prescribed class of persons;

(c)
a permanent resident within the meaning of the Immigration Act, as amended from time to time, and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by a resolution passed pursuant thereto; and

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

Section Two
BUSINESS OF THE CORPORATION

    2.01 Registered Office -- The registered office of the Corporation shall be at the place within Canada from time to time specified in the Articles and at such location therein as the board may from time to time determine.

    2.02 Corporate Seal -- The directors may provide a seal for the Company, and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons:

(a)	any two of the Chairman of the Board, the President, a Vice President who is a director and the Secretary;

(b)	such person or persons as the directors may from time to time by resolution appoint;

and the said directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution the seal may be affixed in the presence of any one of the foregoing persons.

To enable the seal of the Company to be affixed to any bonds, debentures, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the President, Secretary, Treasurer or Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim bonds, debentures, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

    2.03 Financial Year -- Until changed by the board, the financial year of the Corporation shall end on the 31st day of July in each year.

    2.04 Banking Arrangements -- The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

    2.05 Voting Rights in Other Bodies Corporate -- The Board of Directors shall appoint a director or officer of the Corporation to execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the Board executing such proxies or arranging for the issuance of voting certificates of such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

    2.06 Divisions -- The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation, types of business or operations, geographical territories, product lines or goods or services as the board may consider appropriate in each case. From time to time the board, upon such basis as may be considered appropriate in each case, may authorize:

(a)
Subdivision and Consolidation -- The further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units.

(b)
Name -- The designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(c)
Officers -- The appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's rights under any employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation.

Section Three
BORROWING AND SECURITIES

    3.01 Borrowing Power -- Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, the board may from time to time on behalf of the Corporation, without authorization of shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)
mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

    3.02 Delegation -- The board may from time to time delegate to a committee of the board, a director or officer of the Corporation or any person as may be designated by the board all or any of the powers conferred on the board by Section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

Section Four
DIRECTORS

    4.01 Number of Directors -- The number of directors shall, subject to the Articles of the Corporation and any unanimous shareholder agreement, be fixed by the directors from time to time or if not so fixed, shall be the number of directors elected or continued as directors at the immediately preceding annual meeting of the Corporation.

    4.02 Qualification -- No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or he has the status of a bankrupt. A director need not be a shareholder. At least twenty-five per cent of the directors of the Corporation must be resident Canadians. However, if the corporation has less than four directors, at least one director must be a resident Canadian.

    4.03 Election and Term -- The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. Where the shareholders adopt an amendment to the Articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

    4.04 Removal of Directors -- Subject to the provisions of the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

    4.05 Vacation of Office -- A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director, or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

    4.06 Vacancies -- Subject to the Act, a quorum of the board may fill a vacancy in the board. In the absence of a quorum of the board, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no directors then in office, any shareholder may call a meeting.

    4.07 Action by the Board -- The board shall manage the business and affairs of the Corporation. Subject to Sections 4.08 and 4.09, the powers of the board may be exercised by a meeting at which the quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting.

    4.08 Canadian Majority at Meetings -- Directors shall not transact business at a meeting of directors unless:

(a)	at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian; or

(b)
a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and at least 25% of the directors present at the meeting would have been resident Canadians had that director been present at the meeting.

    4.09 Meeting by Telephone -- If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

    4.10 Place of Meetings -- Meetings of the board may be held at any place in or outside Canada.

    4.11 Calling of Meetings -- Meetings of the board shall be held from time to time at such time and at such place as the board, the Chairman of the board, the President or any two directors may determine.

    4.12 Notice of Meeting -- Notice of the time and place of such meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

(a)	submit to the shareholders any question or matter requiring approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a take-over bid circular of directors' circular;

(i)	approve any annual financial statements; or

(j)	adopt, amend of repeal by-laws.

A director may in any manner waive notice of or otherwise consent to a meeting of the board.

    4.13 First Meeting of New Board -- Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

    4.14 Adjourned Meeting -- Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

    4.15 Regular Meetings -- The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act required the purpose thereof or the business to be transacted thereat to be specified.

    4.16 Chairman -- The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting; Chairman of the board, President or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be Chairman.

    4.17 Quorum -- Subject to Section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of two-thirds (2/3) directors or such greater number of directors as the board may from time to time determine.

    4.18 Votes to Govern -- At all meetings of the board every question shall be decided by a majority of votes cast on the question.

    4.19 Conflict of Interest -- A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

    4.20 Remuneration and Expenses -- The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.

Section Five
COMMITTEES

    5.01 Committee of the Board -- The board may appoint a committee of directors, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

    5.02 Transaction of Business -- Subject to the provisions of Section 4.09, the powers of the committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committees may be held at any place in or outside of Canada.

    5.03 Advisory Bodies -- The board may from time to time appoint such advisory bodies as it may deem advisable.

    5.04 Procedure -- Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

Section Six
OFFICERS

    6.01 Appointment -- The board may from time to time appoint a Chairman of the Board who shall also be a director, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law but subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. An officer may be a director and one person may hold more than one office.

    6.02 Chairman of the Board -- During the absence or disability of the Chairman of the board, his duties shall be performed and his powers exercised by the President.

    6.03 President -- The President shall have the powers and duties as the Board may specify from time to time.

    6.04 Vice-President -- A Vice-President shall have the powers and duties as the Board may specify from time to time.

    6.05 Secretary -- The Secretary shall attend, where possible, at and be Secretary of all meetings of the board, and all meetings of the shareholders and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may specify.

    6.06 Powers and Duties of Other Officers -- The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

    6.07 Variation of Powers and Duties -- The board may from time to time, subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

    6.08 Term of Office -- The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation..

    6.09 Terms of Employment and Remuneration -- The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time.

    6.10 Conflict of Interest -- An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with Section 4.19.

    6.11 Agents and Attorneys -- The board shall have the power, from time to time, to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to sub-delegate) as may be deemed fit.

Section Seven
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

    7.01 Limitation of Liability -- Every director and officer of the Corporation, in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or assets of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

    7.02 Indemnity -- Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnify to claim indemnity apart from the provisions of this by-law.

    7.03 Insurance -- Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 7.02 against any liability incurred by him in his capacity as a director or officer of the Corporation or of any body corporate where he acts or acted in that capacity at the Corporation's request.

Section Eight
SHARES

    8.01 Allotment -- Subject to the Act and the Articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

    8.02 Commissions -- The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

    8.03 Registration of Transfers -- Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares, with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe; and upon payment of all applicable taxes and any reasonable fees prescribed by the board; and upon compliance with such restrictions on transfer as are authorized by the Articles; and upon satisfaction of any lien referred to in Section 8.05.

    8.04 Transfer Agents and Registrars -- The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such appointee may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

    8.05 Lien for Indebtedness -- If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the Articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

    8.06 Non-recognition of Trusts -- Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice of description in the Corporation’ records or on the Share Certificate.

    8.07 Share Certificate -- Every holder of one or more shares of the Corporation shall be entitled, at his option, to a Share Certificate, or to a non-transferable written acknowledgment of his right to obtain a Share Certificate, stating the number and class of series of shares held by him as shown on the securities register. Share Certificates and acknowledgments of a shareholder's right to a Share Certificate, respectively, shall be in such form as the board shall from time to time approve. Any Share Certificate shall be signed by one officer or director of the Corporation and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent/or registrar. The signature of one of the signing officers or, in the case of Share Certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon Share Certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A Share Certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

    8.08 Replacement of Share Certificates -- The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share Certificate in lieu of and upon cancellation of a Share Certificate that has been mutilated or in substitution for a Share Certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

    8.09 Joint Shareholders -- If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warranty issuable in respect of such share.

    8.10 Deceased Shareholders -- In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

Section Nine
DIVIDENDS AND RIGHTS

    9.01 Dividends -- Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

    9.02 Dividend Cheques -- A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect thereof, mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

    9.03 Non-receipt of Cheques -- In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

Section Ten
MEETINGS OF SHAREHOLDERS

    10.01 Annual Meetings -- The annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.03, at such place as the board, the Chairman of the board, or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

    10.02 Special Meetings -- The board, the Chairman of the board, or the President shall have power to call a special meeting of shareholders at any time.

    10.03 Place of Meetings -- Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

    10.04 Notice of Meetings -- Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than the minimum nor more than the maximum amount of days prescribed by the Act or regulations thereunder before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statement and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail so as to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

    10.05 Meeting without Notice -- A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)
if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)
if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

At such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

    10.06 Chairman -- The Chairman of the board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

If at any general meeting neither the Chairman of the board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose someone of their number to be chairman or if all the directors present decline to take the chair or shall fail to so choose or if no director be present, the members present shall choose one of their number to be chairman.

    10.07 Secretary and Scrutineers -- The Secretary of the Corporation shall act as Secretary of the meeting, provided that if the Secretary is absent, the Chairman shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the Chairman with the consent of the meeting.

    10.08 Persons Entitled to be Present -- The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the Articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting.

    10.09 Quorum -- Subject to the Act, the quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

    10.10 Proxyholders and Representatives -- Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the Secretary of the Corporation or the Chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

    10.11 Time for Deposit of Proxies -- The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time has been specified in such notice, it has been received by the Secretary of the Corporation or by the Chairman prior to the time of voting at the meeting, or any adjournment thereof.

    10.12 Joint Shareholders -- If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

    10.13 Votes to Govern -- At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the Chairman of the meeting shall be entitled to a second or casting vote.

    10.14 Show of Hands -- Subject to the provisions of the Act any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

    10.15 Ballots -- On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

    10.16 Adjournment -- The Chairman at a meeting of shareholders may adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting

    10.17 Resolution in Writing -- A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect of the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

    10.18 Only One Shareholder -- Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

Section Eleven
NOTICES

    11.01 Record Date -- The directors may fix in advance a date, which shall not be more than the maximum number nor less than the minimum number of days permitted by the Act, preceding the date of any meeting of shareholders, including class and series meetings, or of the payment of any dividend or to participate in a liquidation distribution or of the proposed taking of any other proper action requiring the determination of shareholders, as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or for any other proper purpose and, in such case, notwithstanding anything elsewhere contained in the by-laws, only shareholders of record on the date so fixed shall be deemed to be shareholders for the purposes aforesaid.

    11.02 Method of Giving Notices -- Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

    11.03 Notice to Joint Shareholders -- If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

    11.04 Computation of Time -- In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

    11.05 Undelivered Notices -- If any notice given to a shareholder pursuant to Section 11.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

    11.06 Omissions and Errors -- The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

    11.07 Persons Entitled by Death or Operation of Law -- Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

    11.08 Waiver of Notice -- any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the by-laws or otherwise and such waiver or abridgment, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

Section Twelve
EFFECTIVE DATE

    12.01 Effective Date -- This by-law shall come into force when made by the Board in accordance with this Act.